UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 4, 2023

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

316 California Ave., Suite 543, Reno, NV 89509

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (888) 909-5548

(Former name or former address, if changed since last report.)

Copies to:

Janus Capital Law Group

Attn.: Deron Colby, Esq.

22 Executive Park, Suite 250

Irvine, California 92614

Phone: (949) 633-8965

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NGLD	OTC Markets (Pinks)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective May 4, 2023, Mr. Alan Day was appointed to serve as President and Chief Executive Officer of the Company.

Mr. Day has an extensive operational and administrative background with over 30 years’ experience in exploration and mining primarily in Nevada. Mr. Day is well known within the mining industry in Nevada, specializing in property acquisitions and divestures, mineral claim locating, complete exploration services, including geological consulting and project management. Mr. Day received a B.S. in Geology and a B.A. in received a B.S. in Geology and a B.A. in Spanish, from the University of Utah in 1990.

ITEM 7.01 REGULATION FD DISCLOSURE

On May 4, 2023, the Company issued a news release announcing its Board of Directors believed it is an appropriate time for the transition and addition to the Company’s management team. Mr. Alan Day, current Director, will succeed Jeffrey Cocks as the current President and Chief Executive Officer of the Company. Mr. Cocks will move to Chairman, as well as CFO, Corporate Secretary and Director of the Company. The Company also announced the appointment of Mr. Ryan McMillan as Vice President of Operations and Business Development.

A copy of the news release is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.01	News Release dated May 4, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
Chief Financial Officer
Member of the Board of Directors

Date: May 4, 2023